Exhibit 10.2

                                   GUARANTY


THIS  GUARANTY  ("Guaranty"),  dated  as  of  August 8, 1997, is made BETWEEN:


(1) ADVANCED TISSUE SCIENCES, INC., a Delaware corporation (the "U.S. GUARANTOR"), and

(2)  THE CHASE MANHATTAN BANK (the "BANK").

WHEREAS:

The Bank may extend credit to DermEquip L.L.C., a Delaware limited liability company (the "COMPANY"). In order to induce the Bank to extend credit to the Company, the U.S. Guarantor has agreed to guarantee the indebtedness and other obligations of the Company to the Bank. Accordingly, the U.S. Guarantor hereby agrees as follows:

1.    GUARANTY
      --------

      The U.S. Guarantor hereby guarantees to the Bank the full and prompt payment when due (whether at stated maturity, declaration, acceleration, demand or otherwise) and performance of all indebtedness, liabilities and other obligations of the Company to the Bank under or in connection with the Loan Agreement dated as of August 8, 1997 (the "LOAN AGREEMENT"), between the Company and the Bank (the "OBLIGATIONS").
      The U.S. Guarantor acknowledges and agrees that, with respect to all obligations to pay money, such guaranty shall be a guaranty of payment and not of collection. If the Company shall default in the due and punctual performance of any of the Obligations or in the full and timely payment of any amounts owed in respect of the Obligations, the U.S. Guarantor will forthwith perform or cause to be performed such Obligations and will forthwith make full payment of any amount due with respect thereto as its sole cost and expense. The liabilities and obligations of the U.S. Guarantor to the Bank pursuant to this
      Section 1 shall be unconditional and irrevocable and shall not be conditioned or contingent upon the pursuit of any remedies against the Company or any other person or entity ("Person"). The U.S. Guarantor hereby waives any right, whether legal or equitable, statutory or non-statutory, to require the Bank to proceed against or take any action against or pursue any remedy with respect to the Company or any other Person or make presentment or demand for performance or give any notice of nonperformance before the Bank may enforce rights against the U.S. Guarantor hereunder and, to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 1. The unconditional obligation of the U.S. Guarantor hereunder will not be affected, impaired or released by any extension, waiver, amendment or thing whatsoever which would release a guarantor or surety (other than performance).

2.    CONTINUING GUARANTY
      -------------------

      The U.S. Guarantor agrees that this Guaranty is a continuing guaranty relating to any Obligations, including Obligations which may exist continuously or which may arise from time to time under successive transactions, and the U.S. Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect until such time as all the Obligations are satisfied notwithstanding that there may be periods in which no Obligations exist.

3.    REPRESENTATIONS; COVENANTS
      --------------------------

      The U.S. Guarantor represents and warrants to the Bank that (i) the U.S. Guarantor is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware in the United States of America, and has all requisite power and authority to execute, deliver and perform its obligations under this Guaranty; (ii) the execution, delivery and performance by the U.S. Guarantor of this Guaranty have been duly authorized by all necessary corporate action of the U.S. Guarantor; and (iii) this Guaranty constitutes the legal, valid and binding obligation of the U.S. Guarantor, enforceable against the U.S. Guarantor in accordance with its terms.

4.    NOTICES
      -------

      All notices and other communications provided for hereunder shall be in writing (including by facsimile) and shall be mailed, sent or delivered
      (i) if to Bank, 125 London Wall, London, England EC2Y 5AJ, attn. Kathryn Jepson, telefax 0171-777-4783; and (ii) if to the U.S. Guarantor, 10933 North Torrey Pines Road, La Jolla, California, USA, 92037, attn. Michael V. Swanson, Vice President, Finance and Administration, telefax (619) 450-5732, or at or to such other address or facsimile number as such party shall have designated in a written notice to the other party. All such notices and communications shall be effective upon receipt.

5.    NO WAIVER
      ---------

      No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Guaranty are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Bank.

6.    BINDING EFFECT; AMENDMENTS
      --------------------------

      This Guaranty shall be binding upon the U.S. Guarantor and its successors and assigns, and enure to the benefit of and be enforceable by the Bank and its successors, endorsees, transferees and assigns. This Guaranty may not be amended except by a writing signed by the U.S. Guarantor and the Bank. No waiver of any rights of the Bank under any provision of this Guaranty or consent to any departure by the U.S. Guarantor therefrom shall be effective unless in writing and signed by the Bank.

7.    LAW
      ---

      This Guaranty shall be governed by and construed in accordance with laws of the State of California.

8.    MULTIPLE GUARANTORS; JOINT AND SEVERAL LIABILITY
      ------------------------------------------------

      This Guaranty shall be joint and several notwithstanding that any other person (including without limitation, the U.K. Guarantor as defined in the Loan Agreement) is bound by any other guarantee of the Obligations.

      IN WITNESS WHEREOF, the U.S. Guarantor has executed and delivered this Guaranty, as of the date first above written.


ADVANCED TISSUE SCIENCES, INC.




By:  -------------------------------------------
     Name:  Arthur J. Benvenuto
     Title: Chairman and Chief Executive Officer


THE CHASE MANHATTAN BANK




By:  ---------------------------------------------
     Name:
     Title: